                                                                   EXHIBIT 10.31

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE DISTRIBUTED, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OFFERED UNLESS THERE IS IN EFFECT A REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER OR A NO-ACTION LETTER FROM THE COMMISSION STATING THAT SUCH DISTRIBUTION, SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OFFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND LAWS.


                          ------------------------

                          CORINTHIAN COLLEGES, INC.
                             WARRANT CERTIFICATE
                    CLASS B COMMON STOCK PURCHASE WARRANT

                          ------------------------
                         DATED AS OF OCTOBER 17, 1996

                              TABLE OF CONTENTS
                              -----------------
                                                                      PAGE
                                                                      ----
SECTION 1.  DEFINITIONS...............................................   1

SECTION 2.  DURATION AND EXERCISE OF WARRANT..........................   8

            2.1  WARRANT EXERCISE PERIOD..............................   8
            2.2  MANNER OF EXERCISE...................................   8
            2.3  WHEN EXERCISE EFFECTIVE..............................   8
            2.4  DELIVERY OF STOCK CERTIFICATES, ETC..................   8

SECTION 3.  ANTIDILUTION ADJUSTMENT...................................   8

            3.1  NUMBER OF WARRANT SHARES.............................   8
            3.2  ADJUSTMENT EVENT.....................................   9
            3.3  REORGANIZATION EVENT.................................   9
            3.4  OTHER EVENT..........................................   9
            3.5  RIGHTS OFFERING......................................   9
            3.6  PREEMPTIVE RIGHTS....................................  10

SECTION 4.  RESTRICTIONS ON TRANSFER..................................  10

            4.1  RESTRICTIVE LEGENDS..................................  10
            4.2  NOTICE OF PROPOSED TRANSFER; OPINIONS OF COUNSEL.....  10

SECTION 5.  AVAILABILITY OF INFORMATION...............................  11


SECTION 6.  RESERVATION OF STOCK, ETC.................................  11

SECTION 7.  DUE ORGANIZATION; NO VIOLATION............................  11

SECTION 8.  ISSUANCE OF COMMON STOCK; COMPANY'S REPRESENTATION........  12

SECTION 9.  OWNERSHIP; REGISTRATION OF TRANSFER; EXCHANGE AND
              SUBSTITUTION OF WARRANT.................................  12
            9.1  OWNERSHIP OF WARRANT.................................  12
            9.2  REGISTRATION OF TRANSFERS............................  13
            9.3  REPLACEMENT OF WARRANT CERTIFICATE...................  13
            9.4  EXPENSES.............................................  13

SECTION 10. REGISTRATION RIGHTS.......................................  13

SECTION 11. PUT OPTION................................................  13

SECTION 12. EXCHANGE FOR CLASS A COMMON...............................  13

SECTION 13. NO RIGHTS OR LIABILITIES AS STOCKHOLDER...................  14

SECTION 14. NOTICES...................................................  14

SECTION 15. MISCELLANEOUS.............................................  15

SECTION 16. EXPIRATION................................................  15

SECTION 17. ASSIGNMENT................................................  15

                             WARRANT CERTIFICATE

                                               Dated as of October 17, 1996

     This certifies that, for value received, BANC ONE CAPITAL PARTNERS II, LTD. (the "Holder"), an Ohio limited liability company, is entitled, subject to the terms set forth below, to purchase from Corinthian Colleges, Inc. (the "Company"), a Delaware corporation in a single exercise 3225.81 shares of the Class B Non-Voting Common Stock, $.01 par value ("Class B Common"), of the Company at the principal office of the Company, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, for the aggregate purchase price of $100 ("Price").

     This Warrant is being issued by the Company pursuant to the Subordinated Note and Warrant Purchase Agreement dated as of the date hereof, by and between the Company, as seller, and Primus Capital Fund III Limited Partnership, an Ohio limited partnership ("Primus") and the Holder, as purchasers ("Purchase Agreement").

     SECTION 1.  DEFINITIONS.

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings (the definitions to be applicable to both the singular and the plural forms of the terms defined where either such form is used in this Warrant).

          1.1 "Additional Shares of Common Stock" means all shares of Common Stock issued by the Company after the Original Issue Date other than Warrant Shares and shares issued under the Company's employee stock option plans.

          1.2 "Adjusted Permitted Indebtedness" means, as determined as of any date (i) the aggregate principal amount of all Permitted Indebtedness, excluding (ii) the aggregate principal amount of the Senior Indebtedness outstanding as of such date of determination.

          1.3 "Adjustment Event" means any of the following events (except if such event also constitutes a Preemption Offering, under which circumstances this Section 1.3 and Sections 3.1 through 3.5 shall not apply).

               (i) the Company declares a dividend or makes a distribution on its Outstanding Common Stock in Common Stock or Convertible Securities, or

               (ii) the Company subdivides or reclassifies any of its outstanding Common Stock into a greater number of shares, or

               (iii) the Company combines or reclassifies any of its outstanding
                     Common Stock into a smaller number of shares.

          1.4 "Affiliate" shall have the meaning set forth in the Purchase Agreement.

          1.5 "Business Day" means, any day other than a Saturday, Sunday or day upon which banking institutions are authorized or required by law or executive order to be closed in the City of Columbus, Ohio.

          1.6 "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person or partnership interests and any warrants, options or other rights to acquire such stock or interests.

          1.7 "Capitalized Earnings Amount" means, as of any date of determination, an amount equal to five (5) times EBITDA (i) reduced by (A) an amount sufficient to pay in full all of the then outstanding Adjusted Permitted Indebtedness (including all accrued but unpaid interest with respect thereto), and (B) an amount equal to the total amount expended or incurred (including the full amount capitalized under capital leases) for the acquisition of fixed or capital assets as reflected on the most recent Financial Statements for the twelve-month period ended immediately prior to any such date of determination, and (ii) increased by the average amount of cash and marketable securities reflected on the most recent Financial Statements of the Company as of the date of determination.

          1.8 "Change of Control" means (i) an event or series of events by which any Person or Persons or other entities acting in concert as a partnership or other group (a "Group of Persons") shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act), of 50% or more of the Voting Power of the Company, (ii) the Company is merged with or into another corporation with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than a majority of the combined Voting Power of the Person serving the transaction, or (iii) the direct or indirect, sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person or Group of Persons.

          1.9 "Class A Common" means the shares of voting common stock, $.01 par value, of the Company at any time outstanding.

          1.10 "Class A Preferred" means any shares of Capital Stock of the Company ranking senior to the Common Stock with respect to dividends or liquidation including, without limitation, the shares of 6% Redeemable Class A Preferred Stock, $1.00 par value, $100 liquidation value, of the Company.

          1.11 "Class B Common" means the shares of non-voting common stock, $.O1 par value of the Company at any time outstanding.

          1.12 "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

          1.13 "Company" means Corinthian Colleges, Inc., a Delaware corporation, and includes any corporation which shall succeed to or assume the obligations of the Company.

          1.14 "Common Stock" means the shares of Class A Common and Class B Common treated as a single class of stock, at any time outstanding.

          1.15 "Convertible Securities" means evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, or options, warrants or other rights that are exercisable for, shares of Common Stock that, when issued, would constitute Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event, but excluding the shares of Common Stock issuable upon exercise of the Warrants.

          1.16 "Disposition" means (i)a merger, consolidation or other business combination in which the Company is the surviving entity and the Company's stockholders receive cash or non-cash consideration in exchange for or in respect of their shares of Capital Stock of the Company or (ii) the sale, lease, conveyance, transfer or other disposition (other than the grant of a security interest) in any single transaction or series of related transactions of all or substantially all of the assets of the Company.

          1.17 "EBITDA" means, as determined as of any date, earnings of the Company (as reflected on the most recent Financial Statements) for the twelve-month period ended immediately prior to any such date of determination determined excluding all amounts expensed as reflected on such Financial Statements during such twelve-month period with respect to (i) interest expense with respect to Permitted Indebtedness, (ii) federal and state income tax expense, (iii) depreciation expense, and (iv) amortization expense.

          1.18 "Event of Default" shall have the meaning set forth in the Purchase Agreement.

          1.19 "Financial Statements" means the Annual Financial Statements, Quarterly Financial Statements and Monthly Financial Statements (all as defined in the Purchase Agreement), as applicable, of the Company.

          1.20  "Group of Persons" is defined in Section 1.10 hereof.

          1.21 "Holder" means Banc One Capital Partners II, Ltd., an Ohio limited liability company, together with its successors and assigns.

          1.22 "Indebtedness" means, with respect to the Company, as of any date of determination, the sum (without duplication) at such date of (i) all indebtedness of the Company for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture, or similar instrument, reflected on the most recent Financial Statements, (ii) all obligations of the Company under any financing lease, (iii) all obligations of the Company in respect of letters of credit, acceptances, or similar obligations issued or created for the account of the Company, (iv) all guaranty obligations of the Company, and (v) all liabilities secured by any lien on any property owned by the Company, whether or not the Company has assumed or otherwise become liable for the payment thereof.

          1.23 "Initial Public Offering" means the first offer and sale to the public by the Company or any holders of shares of any class of its Capital Stock, pursuant to a registration statement that has been declared effective by the Commission; provided, however, that the gross proceeds of the shares issued and sold by the Company are at least $20,000,000.

          1.24 "LLC" means BOCP II, Limited Liability Company, an Ohio limited liability company and successor by merger to Banc One Capital Partners II, Limited Partnership, together with its successors and assigns.

          1.25 "Non-Surviving Combination" means any merger, consolidation or other business combination by the Company with one or more other entities in a transaction in which the Company is not the surviving entity.

          1.26 "Notes" means the Subordinated Note due October 17,2004, in the principal amount of $4,000,000 issued and sold to the Holder, and the Subordinated Note due October 17, 2004, in the principal amount of $1,000,000 issued and sold to Primus by the Company pursuant to the terms of the Purchase Agreement.

          1.27  "Number of Warrant Shares" shall have the meaning set forth in
Section 3.1.

          1.28 "Original Issue Date" means the date on which this Warrant and the Notes were first issued pursuant to the Purchase Agreement.

          1.29 "Outstanding Common Stock" means, as of any date, all shares of Common Stock then outstanding plus the maximum number of shares of Common Stock issuable in respect of Convertible Securities and options and warrants to purchase shares of Common Stock or Convertible Securities outstanding on such date (whether or not the rights to convert, exchange or exercise thereunder are presently exercisable), including the maximum number of shares issuable under the Warrants; provided that the maximum number of shares of Common Stock issuable in respect of Convertible Securities and options and warrants to purchase shares of Common Stock or

Convertible Securities outstanding on such date shall be adjusted in accordance with the "treasury stock" method determined under generally accepted accounting principles pursuant to Accounting Principles Board Opinion 15.

          1.30 "Permitted Indebtedness" means, as of any date of determination the aggregate principal amount of all Indebtedness of the Company outstanding as of such date of determination, but only to the extent that the principal amount of such Indebtedness does not exceed the amounts permitted under the Purchase Agreement.

          1.31 "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

          1.32 "Preemption Offering" means any proposed issuance and sale by the Company after the Original Issue Date and prior to the date of the Initial Public Offering of any shares of Common Stock or any Convertible Securities other than the following:

                (i) the issuance of the Warrant Shares subject to this Warrant and shares of Common Stock subject to the other warrants;

                (ii) the issuance or sale of Common Stock pursuant to a rights offering in which the holder hereof elects to participate under the provisions of Section 3.5; or

                (iii) the issuance or sale of Common Stock or Convertible
                      Securities in connection with the acquisition by the Company of a business, which issuance or sale has been approved by a unanimous vote of the Board of Directors of the Company.

          1.33 "Price" means One Hundred Dollars ($100), which is the exercise price for all of the Warrant Shares subject to this Warrant.

          1.34 "Primus" means Primus Capital Fund III Limited Partnership, an Ohio limited partnership together with its successors and assigns.

          1.35 "Prior Warrant Shares" means the 5,000 shares of Class B Common purchased by LLC and the 1,250 shares of Class A Common purchased by Primus upon exercise of the Prior Warrant Certificates. The Prior Warrant Shares represent 4.3% of the Outstanding Common Stock.

          1.36 "Prior Purchase Agreement" means the Subordinated Secured Note and Warrant Purchase Agreement dated June 30, 1995 by and among the Company, as seller and Primus and the Holder, as purchasers.

          1.37 "Prior Warrant Certificates" means the warrant certificates issued to LLC and Primus pursuant to the Prior Purchase Agreement.

          1.38 "Prudential" means The Prudential Insurance Company of America, together with its successors and assigns.

          1.39 "Prudential Warrant" means the warrant issued to Prudential pursuant to the Senior Credit Agreement.

          1.40 "Purchase Agreement" means the Subordinated Note and Warrant Purchase Agreement, dated as of the date hereof among the Company, as seller and Primus and the Holder, as purchasers.

          1.41 "Purchase Shares" means, as of any date of determination, any shares of Common Stock purchased by the Holder prior to such date of determination pursuant to the exercise of its rights under Section 3.5 or
Section 3.6 hereof, or directly from the Company in any other transaction after the Original Issue Date. For purposes of this definition, Purchase Shares shall include any shares of Common Stock issuable upon the conversion of any Convertible Securities purchased by the Holder pursuant to the exercise of its rights under Section 3.5 and Section 3.6 hereof.

          1.41 "Redemption Price" means the liquidation value with respect to the Class A Preferred plus all accrued and unpaid dividends.

          1.41 "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement dated as of the date hereof by and among the Company, Prudential, Primus, LLC, certain Executives (as defined therein) of the Company and the Holder.

          1.42  "Reorganization Event" means any of the following events:

                (i) capital reorganization or reclassification or recapitalization of the Capital Stock of the Company (other than any Adjustment Event);

                (ii) any merger or consolidation of the Company with or into another corporation; and


                (iii) the sale or transfer of the property of the Company as an entirety or substantially as an entirety.

          1.43 "Restricted Securities" means (a) any Warrant bearing the applicable legend set forth in Section 4.1, (b) any Warrant Shares which are evidenced by a certificate or certificates bearing the legend set forth in
Section 4.1, and (c) unless the context otherwise requires, any shares of Common Stock which are at the time issuable upon the exercise of any Warrant and which, when so issued, will be evidenced by a certificate or certificates bearing the legend set forth in section 4.1.

          1.44 "Rights Agreement" means the Rights Agreement dated as of the date hereof by and among the Company, Primus, LLC, the Holder and certain Executives (as defined therein) of the company.

          1.45 "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute replacing said statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          1.46 "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute replacing said statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          1.47 "Senior Credit Agreement" shall have the meaning set forth in the Purchase Agreement.

          1.48 "Senior Indebtedness" means (i) loans outstanding under the Credit Agreement dated as of October 17, 1996 between the Company and Prudential, as modified, amended, restated, renewed or extended from time to time and (ii) any extension, renegotiation or refinancing of such loans with Prudential or any other lender; provided, however, that, in any event, for purposes of this Warrant, the aggregate outstanding principal amount of the Senior Indebtedness shall be deemed not to exceed $22,500,000.

          1.49 "Stock Purchase Agreement" means the Purchase Agreement dated June 30, 1995 by and among the Company, LLC and Primus.

          1.50 "Transfer" means with respect to any Restricted Securities, any sale, assignment, pledge or other disposition thereof, or of any interest therein, which could constitute a "sale" thereof, as that term is defined in
Section 2(3) of the Securities Act.

          1.51 "Voting Power" of any Person means the aggregate number of votes of all classes of Capital Stock of such Person which ordinarily has voting power for the election of the Board of Directors or their equivalents of such Person.

          1.52 "Warrant Exercise Expiration Date" means that date which is the earliest of (i) the time immediately prior to the completion by the Company of an Initial Public Offering, (ii) the date on which a Disposition or Non-surviving Combination is consummated, and (iii) October 30, 2005.

          1.53  "Warrant" mean this Warrant.

          1.54 "Warrant Shares" means the shares of Class B Common issuable upon exercise of this Warrant.

     SECTION 2. DURATION AND EXERCISE OF WARRANT.

          2.1 WARRANT EXERCISE PERIOD. This Warrant shall be exercisable in a single exercise at any time after the date hereof and on or before the Warrant Exercise Expiration Date.

          2.2 MANNER OF EXERCISE. This Warrant may be exercised by the Holder in a single exercise upon surrender of this Warrant and Notice of Exercise attached hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment of the Price by delivery of a certified or cashier's check to the Company. The Holder may, in lieu of paying the Price by delivery of a certified or cashier's check to the Company, reduce the unpaid principal amount of the Note by an amount equal to the funds which would otherwise have been delivered.

          2.3 WHEN EXERCISE EFFECTIVE. Subject to the requirements of any state or federal finance company licensing laws or regulations to which the Company may be subject, the exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered and the Company receives payment of the Price as provided in Section 2.2, and immediately prior to the close of business on such Business Day the Holder shall be deemed to have become the holder of record of the Warrant Shares.

          2.4 DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after the exercise of this Warrant, and in any event within five (5) Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of Warrant Shares to which the Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount equal to the same fraction (calculated to the nearest 1/lOOth of a share) of one full share of Common Stock based on the Capitalized Earnings Amount on the Business Day next preceding the date of such exercise.

     SECTION 3. ANTIDILUTION ADJUSTMENT.

          3.1 NUMBER OF WARRANT SHARES. The number of Warrant Shares that may be purchased by the Holder in consideration of the payment of the Price is initially 3225.81 shares of Class B Common; provided, however, that such number of shares is subject to adjustment as provided for in this Section 3, which number of Warrant Shares, as so adjusted from time, to time is referred to as the "Number of Warrant Shares." The Price is not subject to adjustment.

          3.2 ADJUSTMENT EVENT. Upon the occurrence of any Adjustment Event, the Number of Warrant Shares shall be adjusted immediately after the applicable record date with respect to such Adjustment Event as follows. The adjusted Number of Warrant Shares shall be a number equal to the Number of Warrant Shares immediately prior to such event multiplied by a fraction (i) the numerator of which is the number of shares of Outstanding Common Stock immediately after the record date with respect to such Adjustment Event, and
(ii) the denominator of which is the number of shares of Outstanding Common Stock immediately before such record date. Any such adjustment shall be calculated to the nearest 0.001 Warrant Share.

          3.3 REORGANIZATION EVENT. Upon the occurrence of a Reorganization Event, there shall thereafter be issuable or deliverable upon the exercise of this Warrant (in lieu of the Warrant Shares), as appropriate, the number of shares of stock, other securities or property to which the Holder of the number of shares of Common Stock equal to the Number of Warrant Shares at the date of the Reorganization Event would have been entitled to as a result of such Reorganization Event.

     Prior to and as a condition of the consummation of any Reorganization Event, the Company shall cause effective provisions to be made to effect the purposes of this Section 3.3, including, if appropriate, an agreement among the Company, any successor to the Company and the Holder.

          3.4 OTHER EVENT. In case any event shall occur as to which the other provisions of the Section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then the Holder may request in writing within one hundred twenty (120) days after the occurrence of such event that the Company examine the propriety of an adjustment to the Number of Warrant Shares. Unless the Company and the Holder shall have mutually agreed upon an adjustment, or that no adjustment is required, within the (30) days after the receipt of such request, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regularly engaged accountants of the Company), to give an opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 3, necessary to preserve, the purchase rights represented by this Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. If such opinion states that no such adjustment is necessary, the Holder hereof shall reimburse the Company for one-half of the cost and expense of such opinion.

          3.5 RIGHTS OFFERING. In the event the Company shall effect an offering of Common Stock or Convertible Securities pro rata among its stockholders, the Holder shall be entitled, at its option, to elect to participate in each and every such offering as if this Warrant had been exercised and such Holder were, at the time of any such rights offering, then a holder of that number of shares of Common Stock to which such holder is then entitled on the exercise hereof.

          3.6 PREEMPTIVE RIGHTS. The preemptive rights with regard to the Warrants, Warrant Shares and Purchase Shares, if any, are contained in the Rights Agreement.

          3.7 SPECIAL ADJUSTMENT. If on or before October 17, 1998, the aggregate number of shares of Class A Common which the Holder is entitled to purchase upon exercise under that certain Stock Subscription Warrant dated as of October 17, 1996, issued by the Company to The Prudential Insurance Company of America is reduced as provided for in (SEC.)3A(3)(i) thereof, then the Number of Warrant Shares that may be purchased by the Holder upon the exercise of this Warrant shall be reduced by one Warrant Share (or fraction thereof) for each
39.59 share reduction under such (SEC.)3A(3)(i).

     SECTION 4. RESTRICTIONS ON TRANSFER.

          4.1  RESTRICTIVE LEGENDS. Except as otherwise permitted by this
Section 4, this Warrant and each Warrant issued in exchange or substitution for any Warrant, and each Warrant issued upon the registration of transfer of any Warrant and each certificate representing Warrant Shares and each certificate issued upon the registration of transfer of any Warrant Shares, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE DISTRIBUTED, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OFFERED UNLESS THERE IS IN EFFECT A REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER OR A NO-ACTION LETTER FROM THE COMMISSION INDICATING THAT SUCH DISTRIBUTION, SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OFFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND LAWS."

          4.2 NOTICE OF PROPOSED TRANSFER; OPINIONS OF COUNSEL. Prior to any transfer of any Restricted Securities, the Holder will give written notice to the Company of the Holder's intention to effect such transfer and to comply in all other respects with this Section 4.2. Each such notice of a proposed transfer (a) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinion referred to below, and (b) shall designate counsel for the Holder. The Holder will submit a copy thereof to the counsel designated in such notice and the Company will promptly submit a copy thereof to its counsel. The following provisions shall then apply:
                 (i) If in the opinion of counsel to the Company the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act, the Company will promptly notify the Holder and the Holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each Warrant or certificate, if any, issued upon or in connection with such transfer shall bear the restrictive legend set forth in section 4.1, unless in the opinion of such counsel such legend is no longer required to ensure compliance with the Securities Act. If for any reason counsel for the Company (after having been furnished with the information required to be finished by clause (a) of this Section 4.2) shall fail to deliver an opinion to the Company, or the Company shall fail to notify the Holder as aforesaid, within thirty (30) days after receipt of notice of the Holder's intention to effect a transfer, then for all purposes of this Warrant the opinion of counsel for the Holder shall be sufficient to authorize the proposed transfer and the opinion of counsel for the Company shall not be required in connection with such proposed transfer; and

                (ii) If in the opinion of counsel to the Company the proposed transfer may not be effected without registration of such Restricted Securities under the Securities Act, the Company will promptly so notify the Holder and the Holder shall not be entitled to transfer such Restricted Securities until receipt of a further notice from the Company under clause (i) above or until registration of such Restricted Securities under the Securities Act has become effective.

     SECTION 5.  AVAILABILITY OF INFORMATION.

     Within ninety (90) days after a registration statement under the Securities Act is declared effective with respect to an Initial Public Offering, the Company will comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act insofar as they are applicable to the Company and will comply with all other public information reporting requirements of the Commission (including the requirements of Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities or the sale of securities by Affiliates. The Company will also cooperate with the Holder at the Holder's expense to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities or the sale of securities by Affiliates.

     SECTION 6. RESERVATION OF STOCK, ETC.

     The company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant and free from preemptive rights, sufficient number of shares of Common Stock to cover the Warrant Shares issuable upon the exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable with no liability on the part of the holders thereof.

     SECTION 7. DUE ORGANIZATION; NO VIOLATION.

          7.1 The Company shall at all times be a corporation duly organized and existing and in good standing under the laws of its state of incorporation.

          7.2 The Certificate of Incorporation or by-laws of the Company shall not, without the prior written consent of the Holder, be amended to (i) authorize shares of Capital Stock in addition to the shares described in Section 8, (ii) create a classified board of directors or provide for terms for directors in excess of one year, or (iii) provide for preemptive rights with respect to any shares of Capital Stock.

     SECTION 8. ISSUANCE OF COMMON STOCK; COMPANY'S REPRESENTATION.

     The Company represents and warrants that its authorized, issued and outstanding Capital Stock as of the date hereof consists solely of 9,000,000 shares of Class A Common of which 111,660 shares are issued and outstanding, 500,000 shares of Class B Common of which 32,090 shares are issued and outstanding and 500,000 shares of preferred stock of which 18,125 shares of Class A Preferred are issued and outstanding and that it has no other Capital Stock, authorized, issued or outstanding. All of the shares of issued and outstanding Capital Stock of the Company are duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive rights of stockholders. There are no outstanding options, warrants or other rights to acquire from the Company any shares of its Capital Stock, other than this Warrant and the warrant issued to Primus pursuant to the Purchase Agreement, the warrant issued to Prudential pursuant to the Senior Credit Agreement, the rights contained in the Rights Agreement and the Company's employee stock option plans.

     SECTION 9. OWNERSHIP; REGISTRATION OF TRANSFER; EXCHANGE AND SUBSTITUTION
                OF WARRANT.

          9.1 OWNERSHIP OF WARRANT. Until due presentment for registration, the Company may treat the Person in whose name this Warrant is registered on the register kept at the Company's principal office as the owner and holder thereof for all purposes, notwithstanding any notice to the court, except that, if and when this Warrant is properly assigned to another Person, the Company may (but shall not be obligated to) treat such Person as the owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Subject to the foregoing provisions and to

Section 4, this Warrant, if properly assigned, may be exercised by the assignee without first having a new Warrant issued.

          9.2 REGISTRATION OF TRANSFERS. Subject to Section 4 hereof, the Company shall register the transfer of this Warrant permitted under the terms hereof upon records to be maintained by the Company for that purpose, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at the Company's principal office. Upon any such registration of transfer, a new Warrant, in substantially the form of this Warrant, shall be issued to the transferee.

          9.3 REPLACEMENT OF WARRANT CERTIFICATE. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of indemnity reasonably satisfactory to the Company in form and amount, or, in the case of any such mutilation, upon surrender of this Warrant for cancellation at the Company's principal office, the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor.

          9.4 EXPENSES. The Company will pay all expenses, taxes (other than transfer and income taxes) and other charges payable by the Holder in connection with the preparation, issuance and delivery from time to time of this Warrant or the Warrant Shares.

     SECTION 10.  REGISTRATION RIGHTS.

     The Holder's Warrants, Warrant Shares and/or Purchase Shares shall have registration rights as provided in the Registration Rights Agreement dated as of the date hereof by and among Prudential, Primus, LLC, the Holder and the Company.

     SECTION 11.  PUT OPTION.

     The terms of the Put Option (as defined in the Rights Agreement) with respect to the Warrants, Warrant Shares and Purchase Shares, if any, are contained in the Rights Agreement.

     SECTION 12.  EXCHANGE FOR CLASS A COMMON.

     The Company shall, at any time, upon the written request of Holder, issue and exchange shares of Class A Common on a share-for-share basis for Warrant Shares issued upon exercise of or acquired pursuant to this Warrant and/or Purchase Shares to the extent that the Holder:

                (i) sells such Warrant Shares and/or Purchase Shares pursuant to a public offering under a registration statement under the Securities Act provided that such offering is underwritten on a firm commitment basis or otherwise provides for a widely dispersed distribution of the shares;

                (ii) sells such Warrant Shares and/or Purchase Shares in a private placement pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, provided that no purchaser or related group of purchasers acquires more than 2% of the outstanding shares of Class A Common;

                (iii) sell such Warrant Shares and/or Purchase Shares as part of a direct sale, together with other shareholders of the Company, to a third party that is not related to or affiliated with the Holder, provided that pursuant to such sale the purchaser acquires at least a majority of the outstanding Class A Common without regard to any shares purchased from the Holder;

                (iv) the Holder, together with its Affiliates, would not own or have the right to receive upon exercise of the Warrants or otherwise, more than 4.9% of the Class A Common that would be outstanding immediately after such exchange; or

                (v) immediately after such exchange, the Holder, together with its Affiliates and any Group of Persons of which it or any of its Affiliates is a member, would not exercise or control the exercise, directly or indirectly, through the ownership of Capital Stock of the Company, by contract or otherwise, more than 4.9% of the aggregate Voting Power of the Company.

     SECTION 13.  NO RIGHTS OR LIABILITIES AS STOCKHOLDER.

     Nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a stockholder of the Company or as imposing any liabilities on the Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

     SECTION 14.  NOTICES.

     All notices and other communications provided for herein shall be mailed by first class mail, postage prepaid, addressed (a) if to the Holder, at the registered address of the Holder as set forth in the register kept at the Company's office, or (b) if to the Company, at its principal office, being on the date of original issuance of this Warrant, 1932 East Deere Avenue, Suite 210, Santa Ana, California 92705-5735, or at such other address of which the Company shall have given written notice to the Holder, provided that the exercise of this Warrant shall be
                      --------
effective if effected in the manner provided in Section 2.

     SECTION 15.  MISCELLANEOUS.

     This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by the laws of the State of Ohio. The headings in this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.

     SECTION 16.  EXPIRATION.

     The right to exercise this Warrant and all other rights and obligations hereunder shall expire on the Warrant Exercise Expiration Date.

     SECTION 17.  ASSIGNMENT.

     The Holder may not assign or otherwise transfer this Warrant or any of its rights hereunder without the express written consent of the Company, which will not be unreasonably withheld. Any transferee of Warrant Shares exceeding less than all of the Warrant Shares shall not be entitled to any rights hereunder and any transferee of all of the Warrant Shares shall only be entitled to such rights as provided in the foregoing sentence.


                                CORINTHIAN COLLEGES, INC.

                                By: /s/ David G. Moore
                                   ----------------------------------
                                   David G. Moore, President

                             NOTICE OF EXERCISE



CORINTHIAN COLLEGES, INC.

     The undersigned, hereby elects to exercise the Warrant evidenced by this Warrant Certificate, and to purchase thereunder, the shares covered by said Warrant Certificate and herewith makes payment in full therefor [by delivery herewith of a certified or official bank check payable to the order of the
Company in the amount of $                [by agreeing hereby to reduce the
outstanding principal balance of the Company's Subordinated Note payable to the
undersigned by the amount of $         ] and requests that certificates for such
shares be issued in the name of and delivered to      , whose address is       .



                                     ---------------------------------------
                                     Signature guaranteed:

                                     Dated:
                                           ---------------------------------

                             FORM OF ASSIGNMENT

     FOR VALUED RECEIVED,                 hereby sells, assigns and transfers to
all of the rights of the undersigned in and to this Warrant, the foregoing Warrant Certificate with respect to said Warrant, and the shares of Common
Stock issuable upon exercise of said Warrant.



                                        Name of Holder



                                        (Print):
                                                --------------------------------

                                        Dated:
                                              ----------------------------------

                                        (By:)
                                             -----------------------------------

                                        (Title:)
                                                --------------------------------